Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-207640) on Form S-8 of our report dated June 16, 2023, with respect to the financial statements of Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies.

/s/ KPMG LLP
KPMG LLP
Atlanta, Georgia
June 16, 2023